File No. 333-52115





   As filed with the Securities and Exchange Commission on November 2, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                      AS A

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   UST CORP.
            (Exact name of Registrant as specified in its charter)

   Massachusetts                                      04-2436093
(State or other jurisdiction                              (I.R.S. Employer
or incorporation or organization)                         Indemnification No.)

   40 Court Street,                Boston, MA                      02108
       (Address of Principal Executive Offices)                     (Zip Code)

                 1986 Lexington Savings Bank Stock Option Plan
                 1994 Lexington Savings Bank Stock Option Plan
           1993 Main Street Community Bancorp, Inc. Stock Option Plan 1995 Affiliated Community Bancorp, Inc. Stock Option Plan

                            Eric R. Fischer, Esq.,
              Executive Vice President, General Counsel and Clerk
                                   UST Corp.
                                40 Court Street
                               Boston, MA 02108
                                (617) 726-7377

           (Name, address, including zip code and telephone number, including area code of agent for service)

                                    PART II

                      INFORMATION REQUIRED IN PROSPECTUS


Item 8. Exhibits

      The following exhibits are part of this Registration Statement:

      5*           Opinion and Consent of Eric R. Fischer, Esq., General Counsel of
                   UST,as to the validity of the shares of Common Stock.

      23.1*        Consent of Eric R. Fischer (included in Exhibit 5).

      23.2*        Consent of Arthur Andersen LLP (concerning UST financials).

      23.3*        Consent of Arthur Andersen LLP (concerning AFCB financials)

      23.4         Consent of KPMG Peat Marwick LLP (concerning financial statements of The Federal Savings Bank)

      24*          Power of Attorney.

_________________________________________________________

      *            Previously filed

                 [Remainder of page intentionally left blank]

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and The Commonwealth of Massachusetts, on the 2nd day of November, 1998.

                                     UST Corp.


                                     By: /s/Eric R. Fischer
                                        -----------------------------
                                        Eric R. Fischer
                                        (Executive Vice President,
                                        General Counsel and Clerk)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                           Date

             *
________________________  President and Chief Executive        November 2, 1998
(Neal F. Finnegan)        Officer (Principal Executive
                          Officer) and Director
             *
________________________  Executive Vice President and         November 2, 1998
(James K. Hunt)           Treasurer (Principal Financial
                          Officer and Principal Accounting
                          Officer)

             *
________________________  Director                             November 2, 1998
(Chester G. Atkins)

              *
________________________  Director                             November 2, 1998
(David E. Bradbury)


________________________  Director                             November _, 1998
(Kendrick G. Bushnell)


________________________  Director                             November _, 1998
(Jack E. Chappell)


              *
________________________  Director                             November 2, 1998
(Robert M. Coard)

              *
________________________  Director                             November 2, 1998
(Robert L. Culver)


              *
________________________  Director                             November 2, 1998
(Alan K. DerKazarian)


              *
________________________  Director                             November 2, 1998
(Donald C. Dolben)


________________________  Director                             November _, 1998
(James F. Drew)


________________________  Vice Chairman, Chief Operating       November _, 1998
(Timothy J. Hansberry)    Officer and Director


________________________  Director                             November _, 1998
(Edward S. Heald)


              *
________________________  Director                             November 2, 1998
(Brian W. Hotarek)


________________________  Director                             November _, 1998
(James E. McCobb, Jr.)


              *
________________________  Director                             November 2, 1998
(Francis X. Messina)


              *
________________________  Director                             November 2, 1998
(Sydney L. Miller)


              *
________________________  Director                             November 2, 1998
(Vikki L. Pryor)


              *
________________________  Director                             November 2, 1998
(Gerald M. Ridge)

              *
________________________  Director                             November 2, 1998
(William Schwartz)


              *
________________________  Director                             November 2, 1998
(Barbara C. Sidell)


              *
________________________  Director                             November 2, 1998
(James V. Sidell)


              *
________________________  Director                             November 2, 1998
(Paul D. Slater)


              *
________________________  Director                             November 2, 1998
(Edward J. Sullivan)


              *
________________________  Director                             November 2, 1998
(G. Robert Tod)


              *
________________________  Director                             November 2, 1998
(Michael J. Verrochi, Jr.)


              *
________________________  Director                             November 2, 1998
(Gordon M. Weiner)


      *By: /s/Eric R. Fischer                                  November 2, 1998
          -----------------------
      (Eric R. Fischer, Attorney-in-Fact)

                                 EXHIBIT INDEX

     Exhibit No.                Description of Documents

   5*          Opinion and Consent of Eric R. Fischer, General          --
               Counsel of UST, as to the validity of the shares of Common Stock being offered herein.

   23.1*       Consent of Eric R. Fischer (included in Exhibit 5).     ---

   23.2*       Consent of Arthur Andersen LLP (concerning UST           --
               financials).
   23.3*       Consent of Arthur Andersen LLP (concerning AFCB          --
               financials)
   23.4        Consent of KPMG Peat Marwick LLP (concerning
               financials of The Federal Savings Bank
   24*         Power of Attorney                                       ---

_____________________
*    Previously filed